Exhibit 10.6

FIRST AMENDMENT TO PURCHASE AND SALE Agreement

THIS FIRST AMENDMENT TO PURCHASE AND SALE Agreement (this “Amendment”) is entered into as of May 29, 2026 (the “Amendment Effective Date”) by and between SILVERSTONE ALEXANDRIA, LP, a Delaware limited partnership (“PropCo Seller”), SILVERSTONE ALEXANDRIA OWNER, LLC, a Delaware limited liability company (“OpCo Seller” and collectively with PropCo Seller, “Seller”) and XRN ALEXANDRIA II LLC, a Delaware limited liability company (“Purchaser”)  (each a “Party” and, collectively, the “Parties”).

BACKGROUND

WHEREAS, the Parties entered into that certain Purchase and Sale Agreement dated May 1, 2026 (the “Agreement”); and

WHEREAS, the Parties desire to amend certain terms and provisions in the Agreement as more particularly set forth below.

NOW THEREFORE, for the mutual covenants set forth herein and in the Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, the Parties hereto agree as follows:

1.Definitions. Capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings assigned to such terms in the Agreement.

2.Vehicles. As of the Amendment Effective Date, Seller has not yet received the vehicle title to a certain Mercedes 2022 S Class 4MATIC sedan servicing the Facility (the “Mercedes”) and the vehicle title is not anticipated to be received by Seller until after Closing. The Parties shall reasonably cooperate with one another to complete the transfer of title of the Mercedes from Seller to Purchaser as soon as reasonably practicable after the Closing Date upon Seller’s receipt of the vehicle title. Seller and Purchaser shall reasonably cooperate with one another post-Closing to execute and deliver any documentation required in order to complete such transfer of title. Additionally, Seller and GMSC Alexandria LLC, a Texas limited liability company (“Manager”) are in the process of assigning the lease with Wells Fargo for a shuttle bus servicing the Facility (the “Shuttle Bus Lease”) from Seller to Purchaser.  Such assignment of the Shuttle Bus Lease is not anticipated to occur until after Closing. The Parties shall reasonably cooperate with one another to complete the assignment of the Shuttle Bus Lease as soon as reasonably practicable after the Closing Date and execute and deliver such additional documentation as is required in connection therewith. So long as Purchaser and/or Manager, as applicable, obtain and continue to maintain customary automobile insurance with respect to the shuttle bus and Mercedes and provide an insurance certificate in respect thereof to Seller as an additional insured, Seller and/or Manager, as applicable, shall have the right to use the shuttle bus and Mercedes and the existing license plates after the Closing Date until such time as title to the Mercedes has been transferred to Purchaser and the Shuttle Bus Lease has been assigned to Purchaser and new license plates are delivered to Purchaser and/or Manager if applicable. This Section 2 shall survive Closing.

3.Employee Matters. Notwithstanding that the fifth sentence of Section 10.4 of the Agreement provides that at Closing, OpCo Seller shall pay all employees any wages which are due as of the Closing Date, the Parties hereby acknowledge and agree that the next employee payment cycle will occur post-Closing and that any wages which are due as of the Closing Date will be paid to the employees post-Closing in the next employee payment cycle. Employee wages are prorated between Seller and Purchaser on the closing statements. This Section 3 shall survive Closing.

4.Conflicts.  In the event of any conflict between the terms and conditions of this Amendment and the terms and conditions of the Agreement, the terms and conditions of this Amendment shall control.

5.Counterparts.  This Amendment may be executed by email (in “.pdf” format) and/or in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and all of which together shall constitute one and the same instrument.  Electronic signatures shall be deemed originals signatures for purposes of this Amendment.

6.Severability.  In the event that any part of this Amendment shall be held to be invalid or unenforceable by a court of competent jurisdiction, such provision shall be reformed, and enforced to the maximum extent permitted by law.  If such provision cannot be reformed, it shall be severed from this Agreement and the remaining portions of this Agreement shall be valid and enforceable.

7.Binding Agreement.  All terms, conditions, and covenants of the Agreement not otherwise modified herein are hereby ratified and confirmed, and this Amendment when executed by the Parties hereto will become a part of the Agreement and the Agreement shall remain in full force and effect.

8.Governing Law.  This Amendment shall be governed by, and construed in accordance with, the laws of the Commonwealth of Virginia, without regarding to its principles of conflicts of laws.

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first written above.

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SELLER:

SILVERSTONE ALEXANDRIA OWNER, LLC, a Delaware limited liability company

By:	/s/ Matt Aubé
Matt Aubé, Chief Financial Officer

SILVERSTONE ALEXANDRIA LP, a Delaware limited partnership

By:	/s/ Matt Aubé
Matt Aubé, Chief Financial Officer

PURCHASER:

XRN ALEXANDRIA II LLC, a Delaware limited liability company

By:	/s/ Robert J. Kiernan
Name:	Robert Kiernan
Title:	CFO

[Signature Page to First Amendment to Purchase and Sale Agreement]